Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ilustrato Pictures International Inc. (the Company ) for the Form 10-Q for the three months ended September 30, 2024, as filed with the Securities and Exchange Commission (the Report ), I, Nicolas Link, Chief Executive Officer, and I, Krishnan Krishnamoorthy, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2024	/s/ Nicolas Link
Nicolas Link
Chief Executive Officer
(Principal executive officer)

Dated: November 19, 2024	/s/ Krishnan Krishnamoorthy
Krishnan Krishnamoorthy Chief Financial Officer
(Principal accounting and financial officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.